Exhibit 10.46

THIRD AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment to Amended and Restated Employment Agreement (this “Third Amendment”), dated January 9, 2003, is entered into by and between St. John Knits, Inc., a California corporation (“Company”), and Marie St. John Gray, an individual (“Executive”), and amends terms of that certain Amended and Restated Employment Agreement, dated as of July 14, 1998, as amended, between the Company and Executive (the “1998 Agreement”). In consideration of the mutual covenants and agreement set forth herein, the parties hereto agree as follows (all capitalized terms not defined herein shall have the meanings set forth in the 1998 Agreement).

1. Section IV.1(b)(vi) of the 1998 Agreement shall be deleted in its entirety.

2. Section IV.5(e) of the 1998 Agreement shall be amended to delete the language “or 4.1(b)(vi)”.

3. Section IV.5(f) of the 1998 Agreement shall be deleted in its entirety.

4. Section V.1 shall be amended to replace the notice information for David Krinsky, Esq. with the following:

“Mr. Jim Kelley
Vestar Capital Partners
1225 17th Street, Suite 1660
Denver, Colorado 80202”

5. All other provisions contained in Article V of the 1998 Agreement are incorporated into this Third Amendment by this reference.

6. All other terms and conditions of the 1998 Agreement, as amended, shall remain the same.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

“Company”

St. John Knits, Inc., a California corporation

By:	/s/ Roger Ruppert
Roger Ruppert Executive Vice President and Chief Financial Officer

“Executive”

/s/ Marie St. John Gray
Marie St. John Gray

Approved as to Content:

Jim Kelley Chairman of the Board

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